UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (February 25, 2022)

VOLTA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39508	35-2728007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 De Haro Street
San Francisco, CA 94103
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 264-2208

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	VLTA	New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	VLTA WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit
Report or Completed Interim Review.

(a) On February 24, 2022, the Audit Committee of the Board of Directors (the “Audit Committee”) of Volta Inc. (the “Company” or “Volta”) reached a determination that the Company’s unaudited condensed consolidated financial statements and related disclosures included in its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2021 (the “Relevant Periods”) contained an understatement of stock-based compensation resulting in an understatement of the Company’s net loss. The Company improperly assessed the accounting grant date of certain of the Company’s restricted stock units (“RSUs”) to be November 8, 2021, resulting in an understatement of stock-based compensation in the Relevant Periods. Upon further review, the Company determined the correct grant date under Audit Standard Codification 718 for these RSUs was August 26, 2021. The impact of correcting the accounting grant date is to shift the reporting periods in which stock-based compensation expense is recognized, and the Company expects that the preliminary, unaudited adjustments to stock-based compensation will increase net loss by approximately $26.7 million for the three and nine months ended September 30, 2021.

The understatements during the Relevant Periods relate to stock-based compensation expense for certain of the Company’s RSUs granted pursuant to the Company’s Founder Incentive Plan, which was approved in connection with the Company’s business combination with our predecessor entity, Tortoise Acquisition Corp. II, pursuant to the Business Combination Agreement and Plan of Reorganization, dated as of February 7, 2021, by and among Volta, SNPR Merger Sub I, Inc., SNPR Merger Sub II, LLC, and Volta Industries, Inc.

The Company, in consultation with the Audit Committee, has determined that (i) the unaudited condensed consolidated financial statements and similar communications by the Company relating to the Relevant Period should no longer be relied upon and (ii) it is appropriate to correct the error resulting in the understatements for the Relevant Periods by restating such unaudited condensed consolidated financial statements because the understatements are material to the Company’s previously issued unaudited condensed consolidated financial statements. The Company notes that:
•The adjustments do not impact revenue as presented on the consolidated statements of operations and comprehensive loss for the Relevant Period.
•The adjustments do not affect the total cash flows from operating, investing or financing activities as presented on the condensed consolidated statements of cash flows for the Relevant Period.
•While the understatements impact the timing of recognizing stock-based compensation expense, they do not impact the number of shares awarded, the timing of issuance of shares, or the aggregate amount of equity-based compensation expense to be recognized from the awards.
•The Company’s management and the Audit Committee have determined the understatements were unintentional and were not the result of fraud or any other attempt to deceive.

Preliminary Estimated Impact of Understatements
The Company intends to restate its financial statements for the Relevant Periods, which will be addressed in an amendment to the Form 10-Q for the quarter ended September 30, 2021, to record the understatements. The adjustments do not affect the unaudited condensed consolidated balance sheets as of September 30, 2021, other than the offsetting changes to stockholders’ equity as a result of the increased equity-based compensation. The estimated financial impact of this adjustment is an approximately $26.7 million increase to stock-based compensation and corresponding increase to paid-in capital, resulting in an approximate net loss for the three and nine months ended September 30, 2021 of $14.5 million and $69.7 million, respectively.
The Company is working to complete the restatement of its unaudited condensed consolidated financial statements for the period ended September 30, 2021, and expects to file a Form 10-Q/A to amend the Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, on or before the date it files its Annual Report on Form 10-K for the year ended December 31, 2021, which it expects to file on a timely basis on or before March 31, 2022.

Internal Control Over Financial Reporting
As disclosed in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, in connection with the review of the Company’s unaudited condensed consolidated financial statements for the quarter ended September 30, 2021, the Company’s management and the Audit Committee determined that a material weakness existed in the Company’s internal control over financial reporting due to the lack of formal accounting policies, procedures and controls over significant accounts and disclosures to appropriately analyze, record and disclose complex technical accounting matters, including equity transactions, commensurate with its accounting and reporting requirements that resulted in the understatement. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. As part of the Company’s efforts to remediate the material weakness, the Company hired additional accounting and financial reporting personnel during the third and fourth quarters of 2021. While the Company continues to take remediation steps, including hiring additional personnel and implementing additional policies, procedures and controls, the Company’s management has concluded that the material weakness has not been remediated.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02(a) with Grant Thornton LLP, the Company’s independent registered public accountants.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTA INC.

By:	/s/ Francois P. Chadwick
Name: Francois P. Chadwick
Title: Chief Financial Officer
Date: February 25, 2022